UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

Unicycive Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40582	81-3638692
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation or organization)		Identification No.)

4300 El Camino Real, Suite 210

Los Alto, CA 94022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 351-4495

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	UNCY	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2025, Unicycive Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders on June 9, 2025 at which the Company’s stockholders approved the proposal to give the Company’s board of directors (the “Board”) the authority, at its discretion, to file a certificate of amendment to the Company’s amended and restated certificate of incorporation, as amended (such amendment, the “Charter Amendment”), to effect a reverse split of the Company’s issued common stock, par value $0.001per share (the “Common Stock”), at a ratio not less than 1-for-2 and not greater than 1-for-20, without reducing the authorized number of shares of Common Stock, with the exact ratio to be selected by the Board in its discretion and to be effected, if at all, in the sole discretion of the Board at any time following stockholder approval of the Charter Amendment to and before June 9, 2026 without further approval or authorization of the Company’s stockholders. The Board determined to effect a reverse split of the Common Stock (the “Reverse Stock Split”) at a ratio of 1-for 10 (the “Reverse Stock Split Ratio”).

On June 18, 2025, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware to effectuate the Reverse Stock Split. The Reverse Stock Split became effective at 4:01 p.m. Eastern Time on June 18, 2025, and the Common Stock began trading on a split-adjusted basis at the opening of trading on the Nasdaq Capital Market on June 20, 2025. The Common Stock will continue to trade under its existing symbol “UNCY,” but the Common Stock has been assigned a new CUSIP number (be 90466Y 202).

When the Reverse Stock Split became effective, every 10 shares of Common Stock were automatically be reclassified and combined into one share of Common Stock. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will instead automatically have their fractional interests rounded up to the next whole share, after aggregating all the fractional interests of a holder resulting from the Reverse Stock Split. The Reverse Stock Split will affect all stockholders uniformly and will not change any stockholder’s percentage ownership interest or any stockholder’s proportionate voting power, except for immaterial changes that may result from the treatment of fractional shares. The Reverse Stock Split will not change the number of authorized shares of Common Stock or the par value per share of the Common Stock.

The Reverse Stock Split reduced the number of issued and outstanding shares of Common Stock from approximately 126,409,281 shares to approximately 12,768,239 shares.

As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise prices of, and the number of shares underlying, the Company’s outstanding stock options, as well as to the number of shares available for future awards granted under the Company’s stock incentive plans. In addition, proportionate adjustments will be made to the per share exercise prices of, and the number of shares underlying, outstanding warrants to purchase shares of the Company’s common stock. Further, a proportionate adjustment will also be made to the per share conversion price of the Company’s series A-2 prime preferred stock, pursuant to its terms.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof which is filed as an exhibit to this report and is incorporated herein by reference.

Item 8.01 Other Events.

The information in Item 5.03 of report is incorporated herein by reference.

On June 17, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The Company has registration statements on Form S-3 (File Nos. 333-283210, 333-280703 and 333-273221 and registration statements on Form S-8 (File Nos. 333,286305, 333-275965 and 333-259476 on file with the SEC (collectively, the “Registration Statements”). SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3 and/or Form S-8. The information incorporated by reference is considered part of the prospectus included within each of those registration statements. Information in this Item 8.01 is intended to be automatically incorporated by reference into each of the active Registration Statements, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of Common Stock deemed covered by the Registration Statements are proportionately reduced as of the effective time of the Reverse Stock Split at the Reverse Stock Split Ratio.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, dated June 18, 2025
99.1	Press release issued on June 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         June 20, 2025

UNICYCIVE THERAPEUTICS, INC.

By:	/s/ Shalabh Gupta
Shalabh Gupta
Chief Executive Officer

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